Exhibit 99.1

Repare Therapeutics Reports Third Quarter 2020 Financial Results and Operational Highlights

– Initiated GLP toxicology studies for newly designated RP-6306, the Company’s CCNE-1 synthetic-lethal inhibitor program

– Phase 1 clinical trial for RP-6306 is anticipated to commence in Q3 2021, reflecting an accelerated timeline from prior guidance

– Initiated a Phase 1/2 clinical trial for RP-3500 as a monotherapy and in combination with talazoparib in patients with solid tumors as previously reported

Cambridge, MA & Montreal, QC, November 11, 2020 (BUSINESS WIRE) -- Repare Therapeutics Inc. (“Repare” or the “Company”) (Nasdaq: RPTX), a leading clinical-stage precision oncology company enabled by its proprietary synthetic lethality approach to the discovery and development of novel therapeutics, today reported financial results for the third quarter ended September 30, 2020, as well as recent business highlights.

“Since the closing of our IPO in June, we have made substantial and consistent progress to advance the development of our lead RP-3500 program, entering the clinic in July following the opening of a Phase 1/2 US IND for use as a monotherapy and in combination with talazoparib, all in patients with solid tumors,” said Lloyd M. Segal, President and Chief Executive Officer of Repare. “We also  expect to initiate a Phase 1 clinical trial for RP-6306 in the third quarter of 2021, ahead of our previously conveyed timeline where we anticipated an IND filing in the second half of 2021. We believe that our work in advancing a first-in-class product candidate into the clinic further validates our progress in identifying new synthetic lethal pairs and developing potent and selective inhibitors.”

Third Quarter 2020 Review and Operational Updates:

•

Advanced CCNE-1 synthetic lethal inhibitor (now designated RP-6306) program into Good Laboratory Practice (GLP) toxicology studies ahead of original timeline. The Company anticipates initiating a Phase 1 clinical trial for RP-6306 in the third quarter of 2021, which is ahead of its original guidance of an IND filing in the second half of 2021.

•

Initiated a Phase 1/2 clinical trial evaluating RP-3500 as a monotherapy and in combination with Pfizer's PARP inhibitor, talazoparib, in patients with solid tumors. In July 2020, the Company began dosing in a Phase 1/2 clinical trial of RP-3500, a potent and selective oral small molecule inhibitor of ATR (Ataxia-Telangiectasia and Rad3-related protein kinase) for the treatment of solid tumors in patients with specific genome instability-related genetic alterations, including those in the ATM gene (ataxia telangiectasia mutated kinase). RP-3500 will be evaluated as a monotherapy and in combination with Pfizer’s PARP inhibitor, talazoparib. Topline results are expected to be reported in the second half of 2021.

•

Inaugurated a newly expanded laboratory and office facility in Montreal, Quebec. In September 2020, the Company materially expanded its research footprint with the addition of 17,000 square feet of combined laboratory and office space in a newly built facility. The new facility more than doubled the Company’s laboratory capacity for its CRISPR-enabled genome-wide synthetic lethal target platform, SNIPRx®, including dedicated space for work related to accelerating all of Repare’s preclinical assets, including those under its research collaboration with Bristol Myers Squibb.

•

Appointed new executive officer. In October 2020, Repare appointed Dr. Laurence F. Akiyoshi as its Executive Vice-President, Organizational and Leadership Development. Dr. Akiyoshi has joined Repare’s executive team after having served as an independent consultant to the Company for the past two years. In addition to his work with Repare, Dr. Akiyoshi has operated a private organizational development consulting practice that has advised numerous companies on scaling their organizations to support rapid growth. His clients have included leadership teams at Apple, LinkedIn, CrowdStrike and Box. Dr. Akiyoshi will be principally focused on organization design, leadership development, and attracting and retaining key team members necessary for Repare’s achievement of its corporate objectives.

Third Quarter 2020 Financial Results:

•	Cash and restricted cash: Cash and restricted cash as of September 30, 2020 were $348.1 million.

•

Research and development expenses, net of tax credits (Net R&D): Net R&D expenses were $10.1 million and $27.7 million for the three and nine month periods ended September 30, 2020, respectively, as compared to $5.6 million and $14.2 million in the same periods in the prior year, respectively. Increases in R&D for the three and nine month periods ended September 30, 2020 were primarily due to increases in development costs related to Repare’s RP-3500 and RP-6306 programs, as well as increases in personnel-related expenses and certain other R&D expenses.

•

General and administrative (G&A) expenses: G&A expenses were $4.0 million and $9.6 million for the three and nine month periods ended September 30, 2020, respectively, as compared to $1.3 million and $3.4 million in the same periods in the prior year, respectively. Increases in G&A for the three and nine month periods ended September 30, 2020 were due to increases in payroll and personnel costs as well as increases in legal, professional and D&O insurance costs in connection with preparations for becoming and now operating as a public company.

•	Net loss: Net loss was $13.8 million, or $0.37 per share in the third quarter of 2020 and $38.2 million, or $2.63 per share, in the first nine months of 2020.

About Repare Therapeutics’ SNIPRx® Platform

Repare’s SNIPRx® platform is a genome-wide CRISPR-based screening approach that utilizes proprietary isogenic cell lines to identify novel and known synthetic lethal gene pairs and the corresponding patients who are most likely to benefit from the Company’s therapies based on the genetic profile of their tumors. Repare’s platform enables the development of precision therapeutics in patients whose tumors contain one or more genomic alterations identified by SNIPRx® screening, in order to selectively target those patients most likely to achieve clinical benefit from resulting product candidates.

About Repare Therapeutics, Inc.

Repare Therapeutics is a leading clinical-state precision oncology company enabled by its proprietary synthetic lethality approach to the discovery and development of novel therapeutics. The Company utilizes its genome-wide, CRISPR-enabled SNIPRx® platform to systematically discover and develop highly targeted cancer therapies focused on genomic instability, including DNA damage repair. The Company’s pipeline includes its lead product candidate RP-3500, a potential leading ATR inhibitor, as well as CCNE1-SL inhibitor and Polθ inhibitor programs. For more information, please visit reparerx.com.

SNIPRx® is a registered trademark of Repare Therapeutics Inc.

Forward-Looking Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical facts are “forward-looking statements. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding the discovery of potential product candidates using SNIPRx® platform; and the clinical development of the Company’s pipeline and its research and development programs, including the anticipated timing of its clinical trials of RP-3500 and RP-6306; and the development of preclinical assets pursuant to the Company’s collaboration with Bristol Myers Squibb. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties that could cause the Company’s clinical development programs, future results or performance to differ materially from those expressed or implied by the forward-looking statements. Many factors may cause differences between current expectations and actual results, including the impacts of the COVID-19 pandemic on the Company’s business, clinical trials and financial position, unexpected safety or efficacy data observed during preclinical studies or clinical trials, clinical trial site activation or enrollment rates that are lower than expected, changes in expected or existing competition, changes in the regulatory environment, the uncertainties and timing of the regulatory approval process, and unexpected litigation or other disputes. Other factors that may cause the Company’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are identified in the section titled "Risk Factors" in the Company’s Quarterly Report on From 10-Q for the period ended June 30, 2020 filed with the Securities and Exchange Commission (the “SEC”) on August 13, 20202, and its subsequent filings with the SEC. The Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Repare Contact:

Steve Forte

Chief Financial Officer

Repare Therapeutics Inc.

info@reparerx.com

Investors:

Kimberly Minarovich
Argot Partners

repare@argotpartners.com

Media:

David Rosen

Argot Partners

david.rosen@argotpartners.com

212-600-1902

Repare Therapeutics Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands of U.S. dollars, except share data)

	As of September 30,	As of December 31,
	2020	2019
ASSETS
CURRENT ASSETS:
Cash	$347,872	$94,797
Research and development tax credits receivable	1,637	1,080
Other receivables	3,232	1,976
Prepaid expenses and other current assets	8,524	719
Total current assets	361,265	98,572
Property and equipment, net	3,246	2,390
Restricted cash	203	208
Operating lease right-of-use assets	5,022	1,034
Other assets	288	359
Deferred tax assets	218	132
TOTAL ASSETS	$370,242	$102,695
LIABILITIES, CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$1,843	$2,127
Accrued expenses and other current liabilities	4,923	1,276
Operating lease liability, current portion	794	625
Deferred revenue, current portion	2,150	—
Income tax payable	483	218
Total current liabilities	10,193	4,246
Operating lease liability, net of current portion	3,259	439
Deferred revenue, net of current portion	55,992	8,142
TOTAL LIABILITIES	69,444	12,827
Series A convertible preferred shares, no par value per share; 0 shares and unlimited shares authorized as of September 30, 2020 and December 31, 2019, respectively; 0 shares and 11,090,135 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively; liquidation and redemption value of $0 and $52,750 as of September 30, 2020 and December 31, 2019, respectively	—	53,749
Series B convertible preferred shares, no par value per share; 0 shares and unlimited shares authorized as of September 30, 2020 and December 31, 2019, respectively; 0 shares and 10,468,258 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively; liquidation and redemption value of $0 and $82,496 as of September 30, 2020 and December 31, 2019, respectively	—	82,248
TOTAL CONVERTIBLE PREFERRED SHARES	—	135,997
SHAREHOLDERS’ EQUITY (DEFICIT)
Preferred shares, no par value per share; unlimited shares and 0 shares authorized as of September 30, 2020 and December 31, 2019, respectively; 0 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	—	—
Common shares, no par value per share; unlimited shares authorized as of September 30, 2020 and December 31, 2019; 36,765,013 and 1,528,374 shares issued and outstanding as of September 30, 2020, and December 31, 2019, respectively	383,852	1
Additional paid-in capital	5,041	3,811
Accumulated deficit	(88,095)	(49,941)
Total shareholders’ equity (deficit)	300,798	(46,129)
TOTAL LIABILITIES, CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$370,242	$102,695

Repare Therapeutics Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(Amounts in thousands of U.S. dollars, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating expenses:
Research and development, net of tax credits	$10,091	$5,618	$27,674	$14,174
General and administrative	3,996	1,250	9,551	3,358
Total operating expenses	14,087	6,868	37,225	17,532
Loss from operations	(14,087)	(6,868)	(37,225)	(17,532)
Other income (expense), net
Realized and unrealized gain (loss) on foreign exchange	290	(152)	(846)	147
Change in fair value of Series A preferred share tranche obligation	—	(637)	—	(1,337)
Interest income	156	—	156	—
Other expense	(4)	(2)	(10)	(5)
Total other income (expense), net	442	(791)	(700)	(1,195)
Loss before income taxes	(13,645)	(7,659)	(37,925)	(18,727)
Income tax expense	(106)	(29)	(229)	(158)
Net loss and comprehensive loss	$(13,751)	$(7,688)	$(38,154)	$(18,885)
Net loss attributable to common shareholders—basic and diluted	$(13,751)	$(7,688)	$(38,154)	$(18,885)
Net loss per share attributable to common shareholders— basic and diluted	$(0.37)	$(5.03)	$(2.63)	$(12.36)
Weighted-average common shares outstanding—basic and diluted	36,756,694	1,528,374	14,486,896	1,528,374

Repare Therapeutics Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands of U.S. dollars)

	Nine Months Ended September 30,
	2020	2019
Cash Flows From Operating Activities:
Net loss and comprehensive loss for the period	$(38,154)	$(18,885)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Share-based compensation expense	1,531	313
Depreciation expense	610	416
Change in fair value of the Series A preferred shares tranche obligation	—	1,350
Non-cash lease expense	520	191
Foreign exchange loss (gain)	835	(432)
Interest income	(36)	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(8,834)	(142)
Research and development tax credits receivable	(584)	(398)
Other receivables	(1,247)	(964)
Deferred tax asset	(86)	(83)
Other non-current assets	71	(4)
Accounts payable	(1,120)	1,157
Accrued expenses and other current liabilities	3,540	318
Operating lease liability, current portion	(97)	29
Income tax payable	265	132
Operating lease liability, net of current portion	(351)	(223)
Deferred revenue	50,000	8,142
Net cash provided by (used in) operating activities	6,863	(9,083)
Cash Flows From Investing Activities:
Purchases of property and equipment	(516)	(561)
Net cash used in investing activities	(516)	(561)
Cash Flows From Financing Activities:
Proceeds from issuance of Series A preferred shares, net	—	20,995
Proceeds from issuance of Series B preferred shares, net	—	82,248
Proceeds from exercise of stock options	510	—
Proceeds from issuance of warrant	15,000	—
Net proceeds from issuance of common shares in initial public offering	232,043	—
Net cash provided by financing activities	247,553	103,243
Effect of exchange rate fluctuations on cash held	(830)	407
Net Increase In Cash And Restricted Cash	253,070	94,006
Cash and restricted cash at beginning of period	95,005	10,929
Cash and restricted cash at end of period	$348,075	$104,935

Reconciliation Of Cash And Restricted Cash
Cash	$347,872	$104,731
Restricted cash	203	204
Total cash and restricted cash	$348,075	$104,935

Supplemental Disclosure Of Cash Flow Information:
Cash interest received	$120	$—
Property and equipment purchases in accounts payable and accrued expenses and other current liabilities	$950	$542
Right-of-use asset obtained in exchange for new operating lease liability	$4,516	$1,074
Conversion of Series A and B preferred shares into common shares	$135,997	$—
Conversion of warrant into common shares	$15,000	$—